UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by Registrant ✓

Filed by Party other than Registrant

Check the appropriate box:

Preliminary Proxy Statement		Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement	✓	Definitive Additional Materials

Soliciting Materials Pursuant to §240.14a-12

QUEPASA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

✓	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Stockholders:

Following the February, 2008 relaunch of our Quepasa.com website, we made significant progress in 2009 towards establishing ourselves as the leading Latino online social network.

We grew our membership from 1.86MM users to 7.55MM users during 2009, principally driven by email invitations sent by existing members to their respective friends. User growth gained significant momentum during the last two months of the year, as a result of upgrades to our proprietary viral technology and the creation of a cross-functional email and user acquisition team, which have allowed us to build our user base organically – without any marketing or promotional expenditures.

In addition to building critical mass via viral growth, we undertook an aggressive product development program, aimed at improving site retention. As part of this plan, we shifted to a weekly release schedule which allowed us to implement much more rapid upgrades to our core features and functionality. As a social network, we operate in one of the most dynamic business environments in the world and retaining our members is dependent on constantly improving the site’s user experience.

At Quepasa, we have emphasized an authentically Latino experience centered on social games, flirting and contests, targeting an 18 – 34 year old demographic.  Creating a distinct user experience has been critical amid massive adoption of Facebook as an online tool for connecting and sharing among friends.

In October, 2009 we launched our proprietary flirting application – Papacito & Mamacita. This quickly became the most popular game within the site and we have since added the Papacito interface to our users’ home page. In addition to Papacito, we are seeking to offer our users with a broad set of social apps to be tested and ported onto Quepasa via our Open Social API.

We developed a new strategy for monetizing our large and growing user base, based on the following two initiatives:

I.

Q Dollars – we built a virtual currency platform that allows our users to purchase virtual goods or premium feature sets within social games via a broad range of payment options, including mobile billing, Paypal, Super Rewards, and credit cards.

II.

Quepasa DSM (Distributed Social Media) – we initiated development and marketing of an advertisement based solution that allows brands and advertisers the ability to target Latinos throughout the social web via our proprietary DSM contest engine.  As part of our initial marketing efforts, we saw great interest in this product by ad agencies and brands seeking performance based social media ad and received orders from various Mexican tourist destinations interested in improving their respective brands.

Our monetization plan addresses some of the difficulties in achieving profitability in social media’s inherently low banner ad click through rates and declining ad unit (or CPM) pricing. We believe that we are now positioned to leverage our low cost development resources and build a highly profitable business.  In fact, our efforts are now focused on building highly scalable businesses within the very significant Latino vertical. We look forward to making progress in 2010 towards establishing ourselves as the most profitable Latino social media company.

Sincerely,

John Abbott

Chairman and Chief Executive Officer